Exhibit 99.1

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

ASPECT

Aspect Communications Conference Call

July 05, 2005
1:45 pm CT

Conference Coordinator:	Welcome to the Aspect Communications Conference Call on the Aspect Concerto merger announced earlier this morning.

I’ll now hand the call over to Aspect’s CFO, James Reagan.

Go ahead, please.

James Reagan:	Thank you (Jason). Good morning everyone and welcome to today’s conference call. Joining me today, to discuss the merger of Aspect Communications and Concerto Software is Aspect’s President and CEO, Gary Barnett.

After our initial comments, we’ll have a question and answer session.

An audio rebroadcast of this call will be available from July 6 until July 12 by dialing (800) 839-1232 or (402) 220-0460.

During this course of today’s conference call, we will make projections and other forward-looking statements regarding the consummation and potential

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

timing and benefits of the pending acquisition, as well as Aspect’s preliminary expected second quarter revenue, operating income, and earnings per share.

We wish to caution you that these statements are just projections and that actual results may differ materially. For those specific factors that can cause actual results to differ from our statements, we refer you to the joint press release issued earlier today and to the risk factors and other disclosures contained in our periodic filing through the SEC.

The press release announcing the transaction can be found on our Web site at www.aspect.com and provide details on Aspect and Concerto’s plans to combine.

I would now like to turn the call over to Gary Barnett.

Gary Barnett:	Thank you, Jim, and good morning everyone.

As we announced this morning, this transaction will create the largest company that is solely focused on contact center technology. The combined company will show a substantial strength in both outbound and inbound contact center solutions. It combines Aspect’s strength in workforce management application, performance analytics, and automatic call distribution with Concerto’s leadership in predictive dialing systems, which we sometimes refer to as outbound dialing. Both companies have strong positions in the contact center market with products that are highly complementary.

Under the terms of the acquisition, Aspect shareholders will receive $11.60 per share in cash. This cash payment represents an approximate 15% premium to the average closing price over the last 30 trading days. When you include

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

the Series B preferred stock, which will receive an equivalent amount of cash per share on an as converted basis, the deal values Aspect at about $1 billion. The transaction is expected to close as early as September 2005. It is subject to customary closing conditions including regulatory approvals and approval of Aspect shareholders.

Aspect will become a part of Concerto Software, a privately-held company, headquartered in Massachusetts. The CEO of Concerto, Jim Foy, will become the Chief Executive Officer and President of the combined company. I, and other members of the Aspect Executive Team, look forward to being a part of the combined company.

As you know, our management team and Board of Directors have focused on ways to create shareholder value and to position the business to meet our customers’ changing needs. We are pleased with this outcome for our shareholders.

Further, we believe this transaction will enable Aspect to better serve customers and to compete more effectively in our consolidating industry. As we have evaluated the trends in our industry, we have concluded that our industry is maturing and consolidating as it responds to new technologies like Voice over IP and changing preferences of major customers. Although we have been able to compete well up to this point, we believe that by combining with Concerto, we’ll be able — we’ll be better able to extend our leadership as our industry continues to consolidate.

We believe this combination responds to our customers’ demands for broader and more fully integrated products and services. The combination will create a company with greater resources, knowledge and scale, and with the deep portfolio of technologies and products.

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

We believe the combined company will be better able to offer our customers a broader range of well-integrated solutions. We will have a more diverse product portfolio and deeper teams of professionals who can ensure reliable implementation. It will have greater depth and more geographies and will be positioned with the domain expertise that has been developed over the decades by two of the oldest companies in the contact center industry.

(In advance of this agreement), we have considered a variety of strategic opportunities. We believe combining with Concerto allows Aspect to capture the greatest value for Aspect shareholders and to move the business into the future for the benefit of customers and employees. In particular, we want to give credit to the 1,300 Aspect employees. They have built a great enterprise. We expect this combination will extend their efforts as part of a larger, stronger company. Concerto has a proven track record of successfully integrating people and products following acquisitions.

Now, let me turn the call back over to Jim.

James Reagan:	Thanks, Gary.

In this morning’s press release, we also included preliminary information for the second quarter.

We expect revenue to be between $85 million and $86 million for the quarter just ended June 30. Operating income for the quarter is estimated to be 7.5 million to 8.5 million, and earnings per share for the second quarter are expected to be in the range of 6 cents to 7 cents per share. This compares to the company’s prior expectations or revenue to be between $90 and $92 million, operating income of $10 to $11 million, and earnings per share in the

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

range of 8 cents to 10 cents as set forth on the company’s press release dated April 19, 2005. The expected second quarter operating income and earnings per share included approximately $4 million in restructuring charges related to office base consolidation.

These preliminary results reflect several large implementations that did not close as expected or where revenue is required to be deferred into Q3. We have partially offset the impact of our revenue shortfall within period cost reduction. We will report on Q2 2005 results in greater detail when we issue our quarterly earnings press release.

With that, let’s open it up for some questions regarding this transaction.

(Jason)?

Conference Coordinator:	Very well.

At this time, if you would like to ask a question, please press the star and 1 on your touchtone phone.

If you would like to withdraw from the question queue, you may do so by pressing the pound key.

Once again, if you would like to ask a question, please press the star and 1 on your touchtone phone.

We’ll go now to the site of Tom Roderick, with Thomas Weisel Partners.

Go ahead, please.

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

Tom Roderick:	Hi, good morning. Thank you.

I was just curious if you can add some commentary here on some of the changes that perhaps occur at the end of the quarter with regards to selling behavior. Did you see that the potential for this deal held up any deals with your customers, or how would you encourage folks to think about what sort of deals were held up at the end of the quarter either technologically speaking or product life?

James Reagan:	We — Tom, we really didn’t see our Q2 results linked to any decision to pursue this deal. There wasn’t any anecdotal evidence to that impact.

There are times when customer behavior is somewhat difficult to explain or difficult to predict. I mean if you go back to our Q4 of last year for example you’ll see that we had more orders coming in at the end of the quarter than we expected as early as just two or three weeks before we close. And the same kind of phenomenon went to the other side of the ledger this time. So I don’t think that we feel that at this point there was any linkage between the two.

Tom Roderick:	Okay, fair enough. Thank you.

And just one last question here on the technology front, as you think about your development efforts going forward, how should we think about your commitment to the hardware business and what that means for the ACD that you create on the hardware side there?

Gary Barnett:	Sure. Hi, (Tom), Gary.

Tom Roderick:	Hi there.

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

Gary Barnett:	I think, as you know, Aspect has always been committed to the mission-critical systems for our customers, and we certainly don’t see that changing as we move forward. Both companies are very customer centric and, you know, we want to make sure that we’re listening to our customers and really providing them with what it is that they need to run world-class contact center. So I really wouldn’t see that changing.

Tom Roderick:	Okay, very good. Thank you both.

James Reagan:	Uh-huh.

Conference Coordinator:	Thank you.

At this time, we’ll go to the site of Tomas Ernst with Deutsche Bank.

Go ahead, please.

(Giuseppe Bergheim):	Hello, this is actually (Giuseppe Bergheim) in behalf of Tomas.

Here, I have a very quick question. Would you mind to explain a little bit in what’s the level of overlap in terms of products within the two companies?

James Reagan:	Yes, so as we talk about a few minutes ago and also I think mentioned in the press release is that one of Concerto’s strengths very strong in the marketplace particularly in the predictive dialing and outbound side and then also, as you know, with the acquisition of FirstPoint also on the ACD side as well.

If you take a look at Aspect with our strengths in ACD, combining those two strengths will have us as the Number 1 standalone ACD platforms in the marketplace as well as a very high strength in workforce management

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

analytics and agent productivity. So as we said, we think that there is great complimentary fit between these two product lines.

(Giuseppe Bergheim):	Okay.

And if you — if I may just follow-up. In terms of geographic exposure but you say you have the same level of US, Europe, Asia Pacific exposure levels?

James Reagan:	Yeah, I think that again what we see is high complimentary overlaps in the geographic areas. For example is we would both bring strengths in North America Aspect would bring strength in AMEA and we see Concerto bringing strength in AsiaPac. So we think that that combination is a real winning combination.

(Giuseppe Bergheim):	Okay, thank you very much. I appreciate your help.

Conference Coordinator:	Thank you.

We’ll now go to the site of Edward Guinness with Teitelman.

Go ahead, please.

Edward Guinness:	Yes, I’m wondering if you could just tell us what the process was. You said you look a variety of strategic alternatives. Was this an auction process, did you have other offers and was this the highest offer?

James Reagan:	Yeah, I would categorize this as we did, you know, survey of the industry. We did consider an array of strategic and financial alternatives and in this deal; the Board was unanimous on this. And we think that it is the right strategic

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

move for Aspect, and we also think that it’s a great outcome for all of our shareholders.

Edward Guinness:	Can I just clarify, was this the highest priced offer you got or were there are some strategic alternatives that might have to include at equity that you didn’t want to pursue?

James Reagan:	I think in this particular case, we would refer you to the proxy that will have filed here very shortly that’ll go into more detail on the process that we went through.

Edward Guinness:	But, you know, just a follow-up. Is there anything in the agreement for example what is the break free and is there any agreements on technology or product agreements that would continue with or without the merger?

James Reagan:	Yeah, there is a breakout in the definitive agreement and I refer you to the definitive agreement, which will be filed here very shortly. It’ll have all those details in it.

Edward Guinness:	Is there any options on shares or anything with management or any of the technology also or is it just the break fee?

James Reagan:	I think if I understand your question, the answer would be just the break fee.

Edward Guinness:	Okay.

Conference Coordinator:	Thank you.

Once again, if you would like to ask a question, please press the star and 1 on your touchtone phone.

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

We’ll now go to the site of Mike Latimore with Raymond James.

Go ahead, please.

Michael Latimore:	Yeah, hi there. Congrats on some of the transaction here. The — any of the products areas or product visions that Aspect had been talking about it, you know, you may not pursue or any areas that you currently are in that you may not emphasize going forward?

James Reagan:	No, I think, Mike, that when you look at the two product portfolios they really add strength to each other, so I think certainly we’ll take a look at the roadmap...

Michael Latimore:	Uh-huh.

James Reagan:	...once the transaction is closed. But I think that we would say that these are two very complimentary sets of product lines that are going to fit together very nicely.

Michael Latimore:	Okay.

And then in terms of just the softness in the quarter, was there any product area and aspect that showed particular weakness or was it, you know, kind of across the board or was it in services, maybe a little more color on that.

James Reagan:	It was pretty much across the board, Mike. You know, as you know our strongest products are in ACD.

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

Michael Latimore:	Uh-huh.

James Reagan:	And, you know, if you compare — if we — when we take a look at where our results appear to be heading versus what our expectations were there wasn’t any single product line that was particular soft. We’ll get to more details on that once we finished closing the books and have the numbers locked down hard later in the month.

Michael Latimore:	Yup, thanks.

James Reagan:	Uh-huh.

Conference Coordinator:	Thank you.

We’ll now go to the site of (Rosh Vinkonorom) with Golden Capital.

Go ahead, please.

(Rosh Vinkonorom):	Gary, you talk about just being a great outcome for the shareholders. We actually beg to completely differ because this is a very disappointing price and, you know, you just have to look at where your stock price was a year ago to see that — why shareholders would be, you know, justifiably disappointed.

But the question is why sell now? I mean obviously have product introductions and they have been enthusiastic and, you know, excited about unifying various product introductions which are — which we believed in. And the question is what happened now to changes that the strategy view as to where the industry is heading and what role Aspect was going to play in this?

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

Gary Barnett:	Yeah, so, (Rosh), as we end up, it’s said in the comment to — commentary earlier is that this transaction does represent a 15% premium to the 30-day average, and we think that also in that average there was some speculation that have been in the stock, you know, particularly over the last 10 days or so. You know, we also took a look at what was the right strategic move, you know, in a consolidating market, and we think that, again, it’s the right move for the company and also the right move for the shareholders.

(Rosh Vinkonorom):	We’re being the shareholders for a while, and I can tell you that I don’t know why the 15% premium for a small company, which is growing. I’m quite sure I agree with your assessment.

Conference Coordinator:	We’ll take our next question from the site of (Michael Emerald) with (Long Fellow Investment).

Go ahead, please.

(Michael Emerald):	Where is the financing coming from the pay for the shares?

James Reagan:	The acquisition is funded by a buyout group, which is Golden Gate Capital. And Golden Gate will be providing equity and that there is a bank group that’s going to be providing debt. And I would say that it’s a pretty typical profile for this type of acquisition.

(Michael Emerald):	Is the merger subject to financing?

James Reagan:	It is not.

(Michael Emerald):	Do you need to do any road shows to consummate the financing?

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

James Reagan:	We do not.

(Michael Emerald):	Okay, thank you.

Conference Coordinator:	Thank you. We’ll now take our next question from the site of Peter Jacobson with Kaufman Brothers.

Go ahead, please.

Peter Jacobson:	Okay, thanks.

Gary, over the last six months or so, you’ve talked about an interest in expanding into quality monitoring and the eLearning. Is that something that’s — do you feel that’s still in the works for the combined company?

Gary Barnett:	Yes, (Mike). As we’ve talked about is we think that that is, you know, important in this industry with Concerto and Aspect together. We continue to strengthen the broadest portfolio in the industry, and I think that we will continue to look at ways to make that even broader as we go forward.

We’ve talked about several different options on calls across the last few quarters. And, as you know, quality monitoring and eLearning are always mentioned in things that we think our customers are asking for and would fit well not only into the Aspect portfolio but also into the combined portfolios.

Peter Jacobson:	Okay, thank you very much.

James Reagan:	Uh-huh.

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

Conference Coordinator:	Thank you. We’ll now take our next question from (Steve Moore) with (Osterwise Capital Management).

Go ahead, please.

(Steve Moore):	Hi guys. Can you talk about the expected cost synergies in the transaction? And then secondarily, what’s Aspect’s management rule here going forward? In particular, I’d be interested in any compensation agreements on a going forward basis that you’ve come to.

Gary Barnett:	Yes. So (Steve), Gary. I mean certainly until the deal is closed, talking about synergies, it’s business as usual until we get the deal closed. So we’re going to be focusing on, you know, execution until we get this thing done. So — as far as any of the management roles and the final management roles, that’s to be determined as we move forward.

Conference Coordinator:	Thank you.

We’ll take our next question, which is actually a follow up question, from Edward Guinness with Teitelman.

Edward Guinness:	I’m sorry. I just wanted to understand the financing. You know, this is a, I guess, a large deal when Concerto was bought, an $100 million deal. This is a billion dollars. Are you saying that the financing is not a condition to the deal and that they already have it, or is there a condition as to their funding agreements?

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

James Reagan:	There are customary conditions to funding, but none that we believe presented material risk to the accomplishment and closing of the transaction. The kinds of conditions and covenants are pretty typical for deals of this size. So again, we wouldn’t be entering into this transaction were uncomfortable with the ability to get this done, and you’ll see the details around this in the 8-K that’s going to be filed shortly.

Edward Guinness:	But you’re saying they have underwritten funded commitments from banks and that they’ve already paid for those commitments already?

James Reagan:	We have commitment letters from the lending institution.

Edward Guinness:	And the commitments are for bank financing and that this will be financed with bank financing and not bridge or high-yield, or what is the structure?

James Reagan:	It is — you’ll see the details of how this is going to be done in the 8-K that are to be filed shortly.

Edward Guinness:	But is this bank financing?

James Reagan:	It is bank financing.

Edward Guinness:	How much equity is going to be put into this, you say?

James Reagan:	Again, right now, you’re going to — I’m going to have to refer you to both the proxy that will be filed shortly as well as the definitive agreement that outlines more details, a lot of details on the proposed transaction to be filed within the next 48 hours.

Edward Guinness:	Okay.

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

Just one last follow up, you had mentioned in the ACD area that you’ll be Number 1 in the marketplace. Is — what is the respective — are you in the same business? Is Concerto in the same business?

Gary Barnett:	Yeah, (Edward), this is Gary.

Just to clarify is that what I said is that we’ll be Number 1 is the standalone ACD business and that is the combination of the Aspect product offering along with the Concerto product offering, those two together.

Edward Guinness:	And what market share would that be?

Gary Barnett:	Let’s see. As far as standalone ACD, I don’t have the number at hand for you. Usually, it’s measured in overall ACD. And of course, our focus of the two companies and where we have a lot of complementary offerings are in mission-critical standalone ACDs.

Edward Guinness:	So do you think that that will be an anti-trust issue? Do you expect a second request or do you expect to have any issues on...

Gary Barnett:	No, we don’t expect to have any issues there.

Edward Guinness:	Is that because you define the market as the overall or what?

Gary Barnett:	Yes, the — what I was talking about is standalone ACD and the market generally defines that a bit broader, and then also, with our other product portfolios as well.

Edward Guinness:	Okay.

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

Conference Coordinator:	Thank you.

We’ll take our next question from Steve Schofield with EAC Management.

And once again, if you’d like to ask a question, please press the star and 1 on your touchtone phone.

Mr. Schofield, your line is open.

Steve Schofield:	Yes, this is Steve Schofield, EAC Management.

Just a follow up on that, do you have your market share for the overall ACD market, the combined companies’ market share in the overall ACD market?

Gary Barnett:	Yes, what — Steve, what I will say is what we’ve talked about on calls before from an Aspect point of view. And from an Aspect point of view in the overall ACD market will be at about 7% or so of the overall market. And I think, as we go forward and we take a look at our combined installed bases, et cetera, we’ll be able to talk, after the deal is closed, more about the combined installed base.

Steve Schofield:	You don’t have a figure for Concerto standalone?

Gary Barnett:	I don’t.

Steve Schofield:	Okay.

And that’s 7% of the US market share or is that worldwide?

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

Gary Barnett:	That’s the worldwide market.

Steve Schofield:	Okay.

And just to clarify, the deal is not conditioned on financing? The buyer is on the hook, is that correct?

Gary Barnett:	That’s correct.

Steve Schofield:	Thank you.

Conference Coordinator:	Thank you.

Once again, if you would like to ask a question, please press the star and 1 on your touchtone phone.

We’ll take our next question from (Zed Nigensen) with (Imperion).

Go ahead, please.

(Zed Nigensen):	Hi. Can you give us financials for Concerto, revenue and operating income?

James Reagan:	Concerto is a privately-held company, and they don’t publicly disclose their financials.

(Zed Nigensen):	Can you give us a range? I’m trying to get a sense for whether you guys are getting big enough by a buyout firm in a small company or whether this is a company of equal size.

ASPECT
Aspect Communications Conference Call
Moderator: James Reagan
07-05-05/1:45pm CT

James Reagan:	I think if you look at the size of the installed base, if you look at the size of their product offering, and if you look at the comparability of the two companies, you’ll see that they’re roughly of equal size.

(Zed Nigensen):	Okay, thank you.

Conference Coordinator:	Thank you.

It appears at this time that we have no further questions.

So with that, I’ll turn the call back over to your moderators for any closing remarks.

Go ahead, please.

James Reagan:	Okay, that’s all that we have for today. Thanks everyone for joining the call.

Conference Coordinator:	This concludes today’s teleconference. You may now disconnect.

END